Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-153340, No. 333-149620, No. 333-145277, No. 333-145276, No. 333-140451, and No. 333-132481) of SonicWALL, Inc. of our report dated March 5, 2010, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ ARMANINO McKENNA, LLP

San Ramon, California
March 5, 2010